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As filed with the Securities and Exchange Commission on February 14, 1997
                                                        Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                SPIRE CORPORATION
             (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                                   04-2457335
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                                ONE PATRIOTS PARK
                        BEDFORD, MASSACHUSETTS 01730-2396
          (Address, including Zip Code, of Principal Executive Offices)

                                SPIRE CORPORATION
                           1996 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                           --------------------------

         RICHARD S. GREGORIO, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                SPIRE CORPORATION
              ONE PATRIOTS PARK, BEDFORD, MASSACHUSETTS 01730-2396
                                 (617) 275-6000
            (Name, address and telephone number of agent for service)

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

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                                 Proposed           Proposed
  Title of          Amount        maximum            maximum         Amount of
securities to       to be       offering price     aggregate       registration
be registered     registered     per share (1)   offering price (1)   fee (2)
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[C]               [C]            [C]                [C]               [C]
Common Stock,
$.01 par value    300,000 sh.    $2.63/$2.25        $684,682          $217
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(1) The offering price for shares not subject to options on the date hereof has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of Spire Corporation, as reported on the Nasdaq National Market System on February 10, 1997. The offering price for shares subject to options outstanding on the date hereof is the actual exercise price of such options.

(2) $83.22 of the registration fee is payable in respect of 104,425 shares subject to outstanding options at an exercise price of $2.63 per share on the date hereof, and $133.33 of the registration fee is payable in respect of 195,575 shares reserved for issuance under the Plan and not yet subject to options on the date hereof.



                                 Page 1 of ___
                            Exhibit Index at Page 5


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    Note: The documents containing the Registrant's 1996 Equity Incentive Plan information required by Item 1 of this Form S-8 and the statement of availability of Registrant information, and other information required by Item 2 of this Form will be sent or given to employees as specified by Rule 428 of the Securities Act of 1933, as amended. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy of any or all of the documents included in such file.




















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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents are incorporated in and made a part of this registration statement by reference:

    a. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.

    b. The Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1996.

    c. The Company's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1996.

    d. The Company's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1996.

    e. The Description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, File No. 0-12742.

All documents filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not required.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    No material interests.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Massachusetts Business Corporation Law, Section 13(b)(1-1/2) enables a corporation in its Articles of Organization or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors to the corporation or its stockholders for monetary damages for breach of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase that is deemed illegal or obtaining an improper personal benefit. The Company's Articles of Organization, as amended, contain the following language:






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"No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent required by applicable law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

      The Massachusetts Business Corporation Law, Section 67, permits a corporation organized under Massachusetts law to indemnify directors and officers to the extent specified in the corporation's Articles of Organization or a By-Law adopted by the stockholders. The By-Laws of the Company contain the following provisions in Article VII. INDEMNIFICATION OF DIRECTORS AND OFFICERS:

      "Any person threatened with or made a party to any action, suit or other proceeding by reason of the fact that he, his testator or intestate, is or was a Director, officer, employee or other agent of the Corporation or is or was a Director, officer, employee or other agent of another organization and in which he, his testator or intestate, serves or served at the request of the Corporation, or who serves or served at its request in any capacity with respect to an employee benefit plan, shall be indemnified by the Corporation against all liabilities and expenses, including counsel fees reasonably incurred by him in connection therewith, except that no indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the Corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants of such employee benefit plan; provided, however, as to matters disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, no reimbursement, either for said payment or for any other expenses in connection with the matter so disposed of, shall be provided unless such compromise shall be approved

          (a)  by a disinterested majority of the Directors then in office, or
          (b) if a majority of the Directors are interested, by a majority of the disinterested Directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such Director or officer does not appear to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation, or
          (c) by the holders of a majority of the outstanding stock at the time entitled to vote for Directors, not counting as outstanding any stock owned by any interested person.









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The Board of Directors may from time to time authorize the payment by the
Corporation of expenses incurred by any such person in defending any such action, suit or other proceeding in advance of the final disposition of such action, suit or other proceeding, upon receipt of an undertaking from such person to repay such payment if he shall be adjudicated to be not entitled to indemnification under this ARTICLE VII or if the matter involved shall be disposed of by a compromise payment with respect to which he shall not be entitled to indemnification under this ARTICLE VII. Such undertaking may be accepted without reference to the financial ability of such person to make repayment."

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

Exhibit List

       5.      Legal opinion of James W. Spindler, Esq.

      23.1     Consent of KPMG Peat Marwick LLP.

      23.2 Consent of James W. Spindler, Esq., is contained in the opinion filed as Exhibit 5 to this Registration Statement.

      99.      Spire Corporation 1996 Equity Incentive Plan.

ITEM 9. UNDERTAKINGS.

          The undersigned small business issuer will:

               (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                    (iii) Include any additional or changed material information on the plan of distribution.

               (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

               (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          The undersigned small business issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the small business issuer's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.























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    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the provisions described under "Item 6 -- Indemnification of Directors and Officers" above, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


















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                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Massachusetts, on February 13, 1997.


                                       SPIRE CORPORATION

                                       By /s/Roger G. Little
                                          -------------------------------
                                          Roger G. Little
                                          President

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                     CAPACITY                      DATE

/s/ Roger G. Little        President (principal executive     February 13, 1997
------------------------    officer), Chairman of the Board
Roger G. Little             and Director

/s/ Richard S. Gregorio    Vice President and Chief           February 13, 1997
------------------------    Financial Officer, Treasurer,
Richard S. Gregorio         Clerk (principal financial and
                            accounting officer)

/s/ A. John Gale           Director                           February 13, 1997
------------------------
A. John Gale

/s/ Carl N. Graf           Director                           February 13, 1997
------------------------
Carl N. Graf

/s/ Udo Henseler           Director                           February 13, 1997
------------------------
Udo Henseler

/s/ Roger W. Redmond       Director                           February 13, 1997
------------------------
Roger W. Redmond

/s/ John A. Tarello        Director                           February 13, 1997
------------------------
John A. Tarello












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